UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2012

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue Suite 900 Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

United Property & Casualty Insurance Company (UPC), a wholly-owned subsidiary of the United Insurance Holdings Corp. (the Company), has entered into a reimbursement contract for the 2012-2013 hurricane season, effective as of June 1, 2012, with the State Board of Administration of Florida, which administers the Florida Hurricane Catastrophe Fund (FHCF). The FHCF contract will reimburse UPC for covered property losses under its homeowners' insurance policies resulting from hurricanes that cause damage in the State of Florida through May 31, 2013.

Under this contract, we estimate the FHCF will provide $312.2 million of aggregate coverage for covered losses in excess of $150.7 million subject to 10% participation by UPC. The premium for the FHCF contract will be approximately $26.8 million, payable in three approximately equal installments in August, October and December 2011. The attachment point (or the point at which FHCF is liable for losses), total coverage and cost under our agreement with FHCF will not be finalized until December 2012, as these amounts are subject to adjustment based on certain actual data regarding FHCF's capacity to pay claims.

This current report on Form 8-K contains forward-looking statements about the Company's reinsurance program and related attachment point, total coverage and costs.  These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections.  These forward-looking statements can generally be identified as such because the context of the statement will include words such as estimate, expect or words of similar nature. The actual changes to our reinsurance program and related attachment point, total coverage and costs may differ materially from those discussed in this report, depending on FHCF's capacity to pay claims and related adjustment provisions in our agreements with the State Board of Administration of Florida and private reinsurers.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2012 , Gordon G. Pratt informed the Board of Directors of the Company of his decision to resign effective immediately from the Company's Board of Directors and the Board of Directors of UPC. On March 30, 2012, Larry G. Swets, Jr. also resigned effective immediately from the Board of Directors of the Company and from the Board of Directors of UPC.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By: /s/ Melvin A. Russell
Name: Melvin A. Russell
Title: Executive Vice President
(principal executive officer)

Date: April 3, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1
Florida Hurricane Catastrophe Fund Reimbursement Contract between United Property & Casualty Insurance Company and the State Board of Administration of Florida and including Addenda 1, effective June 1, 2012.